Exhibit 99.3

First Quarter 2009 Financial Results Supplement May 12, 2009

Table of contents

GAAP financial results Line 1: Increased net interest income was primarily driven by lower short- and long- term funding costs. Line 3: The company recorded net mark- to-market gains on its derivative portfolio, guarantee asset, and trading securities in 1Q 2009 primarily driven by increased long-term interest rates and the impacts of spread tightening during the period. These gains were offset by $7.1 billion in AFS security impairments. Line 4: Income on the company's guarantee obligation (GO) decreased due to accelerated amortization income during 4Q 2008 resulting from significant home price depreciation. Line 8: Credit-related expenses increased during 1Q 2009 driven by an increased provision for credit losses of $8.8 billion reflecting the continued credit deterioration in the company's single-family portfolio. Line 9: The company experienced increased losses on loans purchased from PC pools driven by an increase in volume and declines in loan prices related to modified loans purchased. Note: Certain amounts in prior periods have been reclassified to conform to the current presentation.

Total equity and Purchase Agreement with Treasury 1 Net worth represents the difference between the company's assets and liabilities under GAAP. With the adoption of SFAS 160 on January 1, 2009, the company's net worth is now equal to its total equity (deficit). Prior to adoption of SFAS 160, total stockholders' equity (deficit) was substantially the same as net worth except that it excluded noncontrolling interests (previously referred to as minority interests). As a result of SFAS 160, noncontrolling interests are now classified as part of total equity (deficit). Prior period data has been restated to reflect the impact of SFAS 160. 2 First quarter 2009 Dividends and other, net includes a cash dividend payment of $370 million to the U.S. Department of the Treasury (Treasury) on March 31, 2009 for the period from January 1, 2009 through March 31, 2009, on the senior preferred stock issued to Treasury. 3 The Director of the Federal Housing Finance Agency (FHFA) submitted a request to Treasury under the company's Senior Preferred Stock Purchase Agreement (Purchase Agreement) in the amount of $6.1 billion, which the company expects to receive by June 30, 2009. As a result of this draw under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock will increase to $51.7 billion. As a result, Treasury will be entitled to annual cash dividends of $5.2 billion. 4 Remaining funding amount on line 10 excludes the initial $1 billion of senior preferred stock issued to Treasury as consideration for its funding commitment, but includes requested draws on line 9.

$712 $792 $805 $867 $737 0.48% 0.80% 0.93% 1.28% $650 $700 $750 $800 $850 $900 $950 $1,000 1Q08 2Q08 3Q08 4Q08 1Q09 -0.40% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% Mortgage-related investments portfolio ($ Billions) Net Interest Yield Business revenues 1 Represents period-end unpaid principal balance (UPB). 2 Fully taxable-equivalent basis. 2 1 2 $1,784 $1,824 $1,827 $1,835 $1,834 18.2 17.0 18.4 21.9 17.4 $1,000 $1,500 $2,000 $2,500 $3,000 1Q08 2Q08 3Q08 4Q08 1Q09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 Total Guaranteed PCs ($ Billions) Total G-fee (basis points) 1 1.74%

$803 $1,138 $2,312 $2,822 $5,813 $15,618 $22,678 $75 $111 $320 $545 $942 $863 $1,014 $2,537 $5,702 $6,953 $8,791 $3,872 $10,220 $63 $44 $248 $447 $1,372 $787 $1,240 0.16% 0.53% 0.30% 0.21% 0.13% 0.07% 0.05% 1.16% 0.81% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 $24,000 1Q 2007 2Q 2007 3Q 2007 4Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 Period End Balance ($ Millions) 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% Reserve as a % of Total Mortgage Portfolio Reserve for Loan Losses Net Charge-offs Provision Reserve as % of Total Mortgage Portfolio Reserve for loan losses

Quarterly mark-to-market items Line 1: Increases in swap interest rates resulted in fair value gains in the net pay-fixed swaps portfolio, partially offset by losses on swaptions. Line 2: Increased interest rates drove mark-to-market gains on the company's guarantee asset. Line 3: Net gains on trading securities were mainly driven by spread tightening. Line 6: An increase in volume and declines in loan prices related to modified loans purchased from PC pools drove increased losses. Line 8: Additional AFS security impairments in 1Q 2009 reflect the continued deterioration in the collateral underlying the company's portfolio of non-agency mortgage-related securities.

Summary of AFS security impairments 1 Represents UPB as of March 31, 2009 of securities impaired between January 1, 2008 and March 31, 2009. 2 Accretable balance as of March 31, 2009. Assumes full accretion back to earnings. Actual results may vary and amounts realized may be materially less than indicated. Factors that could influence amounts realized include actual losses on impaired assets, and other factors that may impact the receipt of contractual cash flows. 3 Primarily composed of securities backed by home equity lines of credit and manufactured housing bonds. 4 Represents obligations of states and political subdivisions. 5 Represents impairments taken on the company's cash and other investments portfolio. Of the $99.4 billion in this portfolio as of March 31, 2009, $53.8 billion represents investments in cash and cash equivalents. 6 Included in 1Q 2009 impairment total is $1.2 billion of impairments related to bonds covered by primary monoline bond insurance where the credit enhancements provided by certain monoline insurers is in doubt and where the company has determined that it is probable a principal and interest shortfall will occur on the insured securities. 3

Credit Supplement

National home prices have experienced a cumulative decline of 19.6% since June 20061 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. The U.S. index is a monthly series; quarterly growth rates are calculated as a 3-month change based on the final month of each quarter. Prior period numbers have been revised to conform to the current presentation. Source: Freddie Mac.

47 States and Washington, DC had home price declines from March 2008 to March 20091 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. The state index is a monthly series; annual growth rates are calculated as a 12-month change. Source: Freddie Mac. -3.1 -7.4 -2.0 -27.6 -22.3 -5.1 RI -14.1 CT -9.8 DC -6.1 -0.3 -22.4 -10.4 -17.9 0.1 -12.0 -10.6 -2.1 -0.9 0.3 -3.6 -4.4 -16.2 -4.5 -10.0 -9.7 -0.6 -0.6 -5.7 -0.6 0.6 -4.4 -7.9 -8.7 -8.5 -35.1 -8.3 -6.2 -2.3 -11.5 -4.9 -6.5 -1.6 -2.5 -2.2 -15.1 -11.7 -2.2 -7.8 -5.7 -0.7 -10.6 >= 0% -5 to 0% < -20% -10 to -5% -20 to -10% United States -11.4%

Single-family credit statistics1 1 In November 2008, Freddie Mac temporarily suspended foreclosure transfers of occupied homes and evictions until January 31, 2009. The suspension of evictions was subsequently extended until April 1, 2009. On February 13, 2009, Freddie Mac temporarily suspended foreclosure transfers of occupied homes until March 6, 2009. Freddie Mac then extended the suspension of foreclosure transfers of owner-occupied homes eligible for the Making Home Affordable Program (MHA Program) beginning March 7, 2009. These activities will create fluctuations in the company's credit statistics which may include but are not limited to reductions in REO inventory, reductions in credit losses, and increases in reported delinquency rates, among others. For more information on the impact of these actions see the company's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. 2 Calculated as annualized credit losses divided by the average total single-family portfolio, excluding non-Freddie Mac mortgage-related securities and the portion of Structured Securities that is backed by Ginnie Mae Certificates. 3 Consists of total single-family portfolio and single-family REO balances shown on line 9. 4 Consists of loans purchased from PC pools due to borrower's delinquency and loan modifications accounted for under SOP 03-3. 5 REO ending inventory (number of units) was 18,419, 29,340, and 29,145 at March 31, 2008, December 31, 2008, and March 31, 2009, respectively.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense in each of the respective periods. 3 Based on the number of mortgages 90 days or more delinquent or in foreclosure. Percentage based on loan counts. Includes certain Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.29% at March 31, 2009.

1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. UPB amounts exclude certain Structured Transactions. 2 Based on the UPB of loans at the time of REO acquisition. 3 Credit losses consist of the aggregate amount of charge-offs, net of recoveries, and the amount of REO operations expense. Single-family 1Q 2009 credit losses & REO counts by region and state

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Although many borrowers likely have third-party 2nd liens, this represents borrowers' secondary mortgage loan financing guaranteed by Freddie Mac. 4 Includes Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.29% at March 31, 2009. Note: Categories other than total portfolio are based on internal management reports as of March 31, 2009 or most current period prior to March 31, 2009. Numbers are not additive across columns. 4

Single-family portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Loans purchased through bulk transactions and identified as Alt-A by the seller and certain other loans identified internally by Freddie Mac as having low or no documentation. 3 Indicates year of loan origination. Note: Categories other than total portfolio are based on internal management reports as of March 31, 2009 or most current period prior to March 31, 2009. Numbers are not additive across columns.

Single-family credit profile by book year and product feature 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family portfolio. Disclosures include all Structured Transactions where loan characteristics data exists. 2 Indicates year of loan origination. 3 Includes Structured Transactions. The total delinquency rate excluding all Structured Transactions was 2.29% at March 31, 2009. 3

Single-family portfolio composition by product 1 Based on the number of mortgages 90 days or more delinquent or in foreclosure. Percentage based on loan counts. 2 Includes 40-year and 20-year fixed-rate mortgages. 3 Interest-only includes adjustable-rate and fixed-rate mortgages.

Total Single-family portfolio serious delinquencies by book year Note: Excludes Structured Transactions. Book year indicates year of loan origination.

Total Single-family portfolio cumulative default rates by book year Note: Excludes certain Structured Transactions. Book year indicates year of loan origination.

Single-family foreclosure alternatives Working with FHFA, the company has significantly increased its loan modification and foreclosure prevention efforts since entering into Conservatorship. Beginning March 7, 2009, the company suspended foreclosure transfers of occupied homes where the borrower is eligible for a modification under the Making Home Affordable Program. During the first quarter of 2009, Freddie Mac's foreclosure prevention efforts helped approximately 40,000 borrowers stay in their homes or sell their properties. 1 Reinstated loans where certain delinquent interest and other payments have been capitalized and added to the loan's current UPB.

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations contain forward-looking statements pertaining to Freddie Mac's business and future business plans, capital management, credit losses and credit-related expenses, returns on investments, results of operations and/or financial condition. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt OAS, credit outlook, actions by FHFA, the Federal Reserve, and Treasury, and the impacts of newly enacted legislation or regulations and new or amended accounting standards, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the Securities and Exchange Commission's Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statement it makes to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.